Exhibit 99.1

Sumitovant Biopharma Completes Acquisition of Myovant Sciences

NEW YORK and BASEL, Switzerland, March 10, 2023 -- Sumitovant Biopharma Ltd. (“Sumitovant”) and Myovant Sciences Ltd. (“Myovant”) announced today that Sumitovant has successfully completed its acquisition of Myovant originally announced October 23, 2022. Sumitovant has acquired all outstanding shares of Myovant not already owned by Sumitovant in an all-cash deal with a total transaction value of approximately $1.7 billion. With the completion of the acquisition, Myovant will be delisted from the New York Stock Exchange, and its shares will no longer be publicly traded.

“We are excited to have officially completed our acquisition of Myovant and look forward to working together to address unmet needs in women’s health and prostate cancer,” said Myrtle Potter, CEO of Sumitovant. “By combining our unique expertise, platforms and resources, we will be better positioned to drive the growth of Myovant’s products and accelerate the development of our robust combined pipeline.”

“I am confident that bringing together the capabilities and strengths of Sumitovant and Myovant will best position us to continue delivering innovative therapies to patients sooner and accelerate the potential opportunities for ORGOVYX® and MYFEMBREE®,” said Hiroshi Nomura, CEO of Sumitomo Pharma.

“I look forward to all we will be able to achieve with the support of Sumitovant and Sumitomo Pharma to expand the impact of our differentiated therapies and advance our clinical programs,” said David Marek, CEO of Myovant. “We remain steadfast in our commitment to advance life-changing medicine and health equity for the patient communities we serve.”

Advisors

J.P. Morgan Securities LLC served as financial advisor and Sullivan & Cromwell LLP served as legal counsel to Sumitovant and Sumitomo Pharma. Goldman Sachs & Co. LLC served as financial advisor to the Special Committee of the Board of Directors of Myovant and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to the Special Committee.

About Sumitovant Biopharma Ltd.

Sumitovant is a technology-driven biopharmaceutical company accelerating development and commercialization of new potential therapies for patients with rare conditions and other diseases. Through our proprietary computing and data platforms, scientific expertise and diverse company portfolio, Sumitovant has supported development of multiple FDA-approved products and a robust pipeline of early- through late-stage investigational assets addressing unmet patient needs in pediatrics, urology, oncology, women’s health, specialty respiratory and infectious diseases. Sumitovant is a wholly owned subsidiary of Sumitomo Pharma. Please visit our website www.sumitovant.com for more information on Sumitovant and our portfolio.

About Myovant Sciences

Myovant Sciences aspires to redefine care for women and men through purpose-driven science, empowering medicines, and transformative advocacy worldwide. Since its formation in 2016, Myovant has secured five regulatory approvals in the United States and Europe for its products ORGOVYX® and MYFEMBREE® in hormone-sensitive oncology and women's health, respectively. Myovant and its partners continue to file for additional indications of its products, as well as advance development of its pipeline. Myovant is a wholly owned subsidiary of Sumitovant Biopharma Ltd., as of March 10, 2023. For more information, please visit www.myovant.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements about the benefits of the transaction involving Myovant, Sumitovant and Sumitomo Pharma. Forward-looking statements include all statements that are not historical statements of fact and statements regarding Sumitovant’s, Myovant’s and Sumitomo Pharma’s intent, belief or expectations and can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “to be,” “will,” “would,” or the negative or plural of these words or other similar expressions or variations, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on management’s assumptions about future events and are subject to risks, uncertainties and other factors known or unknown that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. The risks, uncertainties and other factors include, but are not limited to the statement of the benefits of, effect of the announcement of the closing of the transaction on Myovant’s, Sumitovant’s or Sumitomo Pharma’s business; the risk that Myovant, Sumitovant and/or Sumitomo Pharma will not realize the anticipated benefits of the transaction; the potential inability to successfully integrate Myovant’s business; general industry and economic conditions; and other risks and uncertainties listed in Myovant’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Myovant’s Quarterly Report on Form 10-Q filed with the SEC on January 26, 2023 as such risk factors may be amended, supplemented or superseded from time to time by other filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. These forward-looking statements are based on information available to Sumitovant and Sumitomo Pharma as of the date of this communication and speak only as of the date of this communication. Myovant, Sumitovant and Sumitomo Pharma disclaim any obligation to update these forward-looking statements, except as may be required by law.

Media / IR Contacts:
Sumitovant Biopharma
Maya Frutiger
VP, Head of Corporate Communications
media@sumitovant.com